EXHIBIT 21.1

THE PMI GROUP, INC. – SUBSIDIARIES

Subsidiary Name	Jurisdiction of Incorporation

PMI Mortgage Insurance Co.	Arizona

PMI Capital Corporation	Delaware

PMI Guaranty Co.	New Jersey

Residential Guaranty Co.	Arizona

PMI Mortgage Guaranty Co.	Arizona

Residential Insurance Co.	Arizona

TPG Insurance Co.	Vermont

PMI Mortgage Insurance Australia (Holdings) Pty Limited	Australia

PMI Mortgage Insurance Ltd	Australia

PMI Mortgage Insurance Asia Limited	Hong Kong

PMI Mortgage Insurance Holdings Canada Inc.	Canada

PMI Indemnity Limited	Australia

TPG Reinsurance Company Limited	Ireland

PMI Mortgage Insurance Company Limited	Ireland

PMI Insurance Services Limited	United Kingdom

PMI Plaza LLC	Delaware

RAM Holdings Ltd (unconsolidated, partially owned)	Bermuda

CMG Mortgage Insurance Company (unconsolidated, partially owned)	Wisconsin

CMG Mortgage Reinsurance Company (unconsolidated, partially owned)	Wisconsin

CMG Mortgage Assurance Company (unconsolidated, partially owned)	Wisconsin

FGIC Corporation (unconsolidated, partially owned)	Delaware